Exhibit 10.12 - First Amendment

              FIRST AMENDMENT TO FRONTEER FINANCIAL HOLDINGS, LTD.

                    SEPTEMBER 1996 INCENTIVE AND NONSTATUTORY

                                STOCK OPTION PLAN

THIS FIRST AMENDMENT ("Amendment") is made as of this 19th day of February, 1997 to the Fronteer Financial Holdings, Ltd. ("Company") September 1996 Incentive and Nonstatutory Stock Option Plan ("Plan"). In the event of any conflict between the terms of this Amendment and the terms of the Plan, the terms of this Amendment shall control. All capitalized terms not defined in this Amendment shall have their respective meanings set forth in the Plan.

The Plan shall be amended as follows:

     1. Stock Subject to the Plan. The first sentence of Section 3 of the Plan is hereby deleted and replaced with the following sentence:

          "Subject to the provisions of Section 11 of the Plan, the maximum aggregate numbers of Shares which may be optioned and sold under the Plan is 2,500,000 shares of Common Stock."

     2. Amendment and Termination of the Plan. Subsection 13.a.(i) of the Plan is hereby deleted and replaced with the following:

          "(i) An  increase  in the  number of Shares  subject  to the Plan
          above  2,500,000  Shares,   other  than  in  connection  with  an
          adjustment under Section 11 of the Plan;"

     3. Ratification. Except as modified herein, the terms and conditions of the Plan are hereby ratified by this Amendment.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment effective as of the date first set forth above.

                                   FRONTEER FINANCIAL HOLDINGS, LTD.,
                                   A Colorado corporation



                                   By: /s/ R.A. Fitzner, Jr.
                                       -----------------------------------------
                                       R. A. Fitzner, Jr., Chairman of the Board